                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                  Echlin Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                  Echlin Inc.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF ECHLIN APPEARS HERE]

                                   November 15, 1994

Dear Fellow Shareowner:

  You are cordially invited to attend the Annual Meeting of Shareowners of Echlin Inc. to be held at the Company's offices at 100 Double Beach Road, Branford, Connecticut on December 15, 1994 at 2:00 p.m. We look forward to greeting personally those shareowners who are able to attend.

  The accompanying formal Notice of Annual Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

  I hope that you will be able to attend this meeting. However, if you are not planning to be present, please sign, date and promptly mail the enclosed proxy in the envelope provided to ensure that your vote will be received and counted.

  Thank you for your continued interest in Echlin.

                             Very truly yours,

                             [SIGNATURE OF FREDERICK J. MANCHESKI]

                                   Frederick J. Mancheski
                                    Chairman of the Board
                                     and Chief Executive Officer

[LOGO OF ECHLIN APPEARS HERE]

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
TO BE HELD DECEMBER 15, 1994
- --------------------------------------------------------------------------------

To the Shareowners of
Echlin Inc.

  Notice is Hereby Given that the Annual Meeting of Shareowners of Echlin Inc. (hereinafter referred to as "the Company"), a Connecticut corporation, has been called and will be held at the Company's offices at 100 Double Beach Road, Branford, Connecticut 06405, on Thursday, December 15, 1994, at 2:00 P.M., E.S.T., for the purpose of considering and acting upon the following matters:

    1. To elect twelve directors of the Company;

    2. To approve the Echlin Inc. Performance Unit Plan;

    3. To approve the designation by the Company's Board of Directors of Price Waterhouse LLP as independent accountants for the fiscal year ending August 31, 1995; and

    4. To transact any and all business which may lawfully come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on November 4, 1994, as the record date for determining the shareowners of the Company entitled to notice of and to vote at such meeting and any adjournment thereof.

  You are requested to fill in, sign, date and promptly return the enclosed proxy, whether or not you expect to attend the meeting. A self-addressed, stamped envelope is enclosed for your convenience.

                         By Order of the Board of Directors

                                          Jon P. Leckerling
                                           Vice President and Corporate
                                           Secretary

November 15, 1994

- --------------------------------------------------------------------------------

  PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROMPT RESPONSE WILL ENSURE A QUORUM AT THE ANNUAL MEETING AND SAVE YOUR COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                                  ECHLIN INC.

                             100 DOUBLE BEACH ROAD
                          BRANFORD, CONNECTICUT 06405

                               ----------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREOWNERS

                               DECEMBER 15, 1994

                 APPROXIMATE DATE OF MAILING: NOVEMBER 15, 1994

  This Proxy Statement accompanies the Notice of Annual Meeting of Shareowners of Echlin Inc. (herein referred to as "the Company"), a Connecticut corporation, to be held at the Company's offices at 100 Double Beach Road, Branford, Connecticut on Thursday, December 15, 1994, at 2:00 P.M., E.S.T.

                                    GENERAL

  The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company. The solicitation will be made by mail and the cost will be borne by the Company. Forms of proxies and proxy material may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares. The Company will reimburse such parties for their reasonable expenses incurred in so distributing the Company's proxy materials. Without additional compensation, officers and regular employees of the Company may solicit proxies personally or by mail, telephone or telegraph if proxies are not promptly received. Morrow & Co., Inc. has been retained by the Company to assist in the solicitation of proxies. In this connection, Morrow & Co., Inc. is expecting to receive a fee of approximately $6,000 plus reimbursement of expenses.

  Proxies in the accompanying form received by the Board of Directors will be voted in accordance with the terms and specifications made thereon at the meeting or any adjournment thereof; any such proxy may, however, be revoked at any time before it is voted by notice in writing to the Secretary of the Company, by duly executing a proxy bearing a later date, or by appearing at the meeting and voting in person.

  As of November 4, 1994, the Company had outstanding 59,297,915 shares of Common Stock ($1.00 par value), exclusive of shares held in the Treasury, and only holders of Common Stock of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof. Each share is entitled to one vote. A majority of the votes present in person or by proxy is required for approval of all matters to be considered at the meeting. In certain circumstances, a shareowner will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareowner is present but specifically abstains from voting, or where shares are represented at the meeting by a proxy conferring authority to vote on certain matters but not on election of directors or other matters presented for shareowner approval. Under Connecticut law, such abstentions and non-votes have the effect of a vote against the election of management's nominees and against approval of other proposed shareowner action.
  The Board of Directors knows of no business other than that listed in the Notice of Annual Meeting which may be presented at the meeting.

                            1. ELECTION OF DIRECTORS

  The By-Laws provide for not less than three nor more than twelve directors to be elected at the Annual Meeting of Shareowners, each to serve for the ensuing year and until his or her successor is elected and has qualified. The Board of Directors has directed by resolution that the number of directors to be elected at the meeting be fixed at twelve. For each of the twelve persons nominated for election as a director, the following chart gives his age, the year he first became a director and his business activities during the last five years. All of the nominees are presently members of the Board.

                             DIRECTOR               BUSINESS ACTIVITIES SINCE
          NAME           AGE  SINCE                     SEPTEMBER 1, 1989
          ----           --- --------               -------------------------
D. Allan Bromley........  68   1993   Sterling Professor of the Sciences and Dean of Engi-
                                       neering, Yale University 1993-present; The Assis-
                                       tant to the President of the United States for Sci-
                                       ence and Technology and Director, Office of Science
                                       and Technology Policy in the Executive Office of
                                       the President 1989-1993; Henry Ford II Professor of
                                       Physics, Yale University 1972-1993; Professor of
                                       Physics and Director, A.W. Wright Nuclear Structure
                                       Laboratory, Yale University 1960-1993 (on leave of
                                       absence 1989-1993); member of the Scientific Advi-
                                       sory Committee of the Board.
John F. Creamer, Jr.....  64   1986   President and sole shareholder of Distribution Mar-
                                       keting Services, Inc., Stamford, Connecticut (mar-
                                       keting consultants to the automotive aftermarket);
                                       Chairman of the Operations Advisory Committee and
                                       member of the Executive Committee of the Board.
Milton P. DeVane........  65   1965   Partner, Tyler Cooper & Alcorn, New Haven, Connecti-
                                       cut (law firm); member of the Audit and Executive
                                       Committees of the Board.
John E. Echlin, Jr......  59   1964   Private Investor, 1989-present; Account Executive,
                                       PaineWebber, Guilford, Connecticut, 1983-1989; mem-
                                       ber of the Audit and Executive Committees of the
                                       Board.
C. Scott Greer..........  44   1990   President of the Company since 1990; various manage-
                                       rial positions within Echlin's International Group
                                       from 1980-1990.
John F. Gustafson.......  72   1973   President, John F. Gustafson & Company, Myrtle
                                       Beach, South Carolina (management consultants);
                                       member of the Audit Committee of the Board.
Donald C. Jensen........  59   1991   Retired; former Vice Chairman of Ernst & Young (in-
                                       ternational accounting and management consulting
                                       firm) 1981-1990; Chairman of the Audit Committee
                                       and member of the Compensation and Management De-
                                       velopment and Executive Committees of the Board.

                             DIRECTOR               BUSINESS ACTIVITIES SINCE
          NAME           AGE  SINCE                     SEPTEMBER 1, 1989
          ----           --- --------               -------------------------
Trevor O. Jones.........  64   1991   Chairman and Chief Executive Officer, International
                                       Development Corporation (management consulting
                                       firm); retired Chairman of the Board, Libbey-Owens-
                                       Ford Co. (1987 to 1994); Director, Libbey-Owens-
                                       Ford Co. (manufacturer of automotive and industrial
                                       glass products), Russell, Burdsall & Ward, Inc.
                                       (manufacturer of fasteners), OEA, Inc. (manufac-
                                       turer of explosive and gas generator devices for
                                       use in aerospace and automotive applications)
                                       Pilkington Aerospace Inc. (manufacturer of aircraft
                                       transparencies); Chairman of the European Advisory
                                       Council to the Board and member of the Executive,
                                       Compensation and Management Development and Opera-
                                       tions Advisory Committees of the Board.
Frederick J. Mancheski..  68   1963   Chairman of the Board and Chief Executive Officer of
                                       the Company and Chairman of the Executive Committee
                                       of the Board; Director, Russell, Burdsall & Ward,
                                       Inc. (manufacturer of fasteners), Portec, Inc.
                                       (manufacturer of construction, material handling
                                       and railway maintenance products).
Phillip S. Myers........  78   1975   Professor Emeritus and former Department Chairman,
                                       Department of Mechanical Engineering, University of
                                       Wisconsin; Chairman of the Scientific Advisory Com-
                                       mittee of the Board.
Frank R. O'Keefe, Jr....  65   1990   Retired; former President, Long Wharf Capital Part-
                                       ners Inc. 1988-1990; retired Chairman, President
                                       and Chief Executive Officer, Armtek Corporation
                                       1986-1988; President and Chief Operating Officer,
                                       Armstrong Rubber Company 1980-1986; Director, Aetna
                                       Life and Casualty Company, Southern New England
                                       Telecommunications Company and United Illuminating
                                       Company; Chairman of the Compensation and Manage-
                                       ment Development Committee and member of the Execu-
                                       tive and Operations Advisory Committees of the
                                       Board.
Jerome G. Rivard........  61   1991   President, Global Technology and Business Develop-
                                       ment, Inc. (technology and manufacturing consul-
                                       tants) 1988-present; former Vice President and
                                       Group Executive, Bendix Electronics division of Al-
                                       lied Signal, Inc., 1986-1988; member of the Opera-
                                       tions Advisory and Scientific Advisory Committees
                                       of the Board.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  During the fiscal year ended August 31, 1994, there were nine meetings of the Board of Directors (four of which were telephone meetings). Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which the director served.

  The Board of Directors has the following committees:

  The Executive Committee may exercise all powers which the Board of Directors possesses except (a) the power to change the By-Laws and (b) the power to declare any dividend or other distribution with respect to the stock of the Company. During the fiscal year, one meeting of the Executive Committee was held by telephone. Messrs. Mancheski (Chairman), Creamer, DeVane, Echlin, Jensen, Jones and O'Keefe are members of this Committee.

  The Compensation and Management Development Committee of the Board periodically reviews the compensation of officers and key employees and makes recommendations to the full Board on such matters, reviews and makes awards under performance based compensation programs such as the Echlin Inc. Performance Unit Plan (see page 14) and makes recommendations with respect to executive remuneration plans and the granting of stock options. This Committee also reviews and reports to the Board on the status of the Company's and its subsidiaries' organization and succession plans for all key executive positions and the continuity for such positions. During the fiscal year, four meetings of the Compensation and Management Development Committee were held. Messrs. O'Keefe (Chairman), Jensen and Jones are members of this Committee.

  The Audit Committee reviews the accounting policies and procedures of the Company and the performance of the internal audit staff, monitors compliance with such policies and procedures and makes recommendations thereon to the full Board. The Audit Committee meets with the Company's independent accountants and reviews and approves in advance the scope of the annual audit and other audits and the type and scope of each non-audit professional service rendered by the Company's independent accountants. The Committee also considers the possible effect which rendering such services might have on the independence of such accountants. During the fiscal year, four meetings of the Audit Committee were held. Messrs. Jensen (Chairman), DeVane, Echlin and Gustafson are members of this Committee.

  The Operations Advisory Committee of the Board reviews operations of business units which have significantly under-performed business planning targets set for such units. The Committee meets with management and reviews plans and strategies developed to raise business unit performance to planning targets. During the fiscal year, two meetings of the Operations Advisory Committee were held. Messrs. Creamer (Chairman), Jones, O'Keefe and Rivard are members of this Committee.

  The Scientific Advisory Committee reviews production and research activities of the various units of the Company and reports on scientific and technological developments with potential impact on the Company's operations. During the fiscal year, three meetings of the Scientific Advisory Committee were held. In addition, because of the specialized nature of various technologies investigated by the Committee, there were three meetings of various subsections of the Scientific Advisory Committee. Drs. Myers (Chairman) and Bromley and Mr. Rivard are members of this Committee.

  In 1994, the Company established an European Advisory Council, a Committee of the Board with membership comprised of experienced, automotive industry executives from various countries within the region. The Council assists and advises corporate and European-based management and the Board on developments and strategic opportunities in Europe. During the fiscal year, the Council had one organizational meeting. Mr. Jones serves as the Chairman of this Council.

COMPENSATION OF DIRECTORS

  The annual retainer presently paid to outside directors is $25,000. The fee for attendance at each meeting of the Board is $1,200 and $800 is payable for participation in telephone meetings. The standard fee for attendance at each committee meeting, other than the European Advisory Council, is $1,000. Chairmen of each Committee, other than the European Advisory Council, are paid an annual retainer of $6,000 and a per meeting fee of $2,000. Scientific Advisory Committee members receive a $2,000 annual retainer. European Advisory Council members receive an annual retainer of $24,000 and the Council's Chairman receives a $36,000 annual retainer.

  Mr. Creamer is President of Distribution Marketing Services, Inc. Distribution Marketing Services, Inc. provides advice regarding distribution and marketing strategies to various subsidiaries of the Company at a cost in Fiscal Year 1994 of $90,000. The payments to Distribution Marketing Services, Inc. exceeded five percent of the gross revenues of that company.

  Dr. Myers provides consulting services to the Company in regard to existing and new technologies within the automotive industry. He was compensated for these services at a rate equivalent to his meeting fee as Chairman of the Scientific Advisory Committee. Dr. Myers was paid a total of $4,000 for these services.

  Mr. Rivard is President of Global Technology and Business Development. Global Technology and Business Development provides consulting services to the Company in regard to patented technologies and was paid a total of $9,225 for these services. This payment did not exceed five percent of the gross revenues of Global Technology and Business Development.

  Mr. DeVane is a partner in the law firm of Tyler Cooper & Alcorn. Tyler Cooper & Alcorn has been retained by the Company on various legal matters and it is expected that this relationship will continue. Legal fees paid under this arrangement did not exceed five percent of the gross revenues of Tyler Cooper & Alcorn.

  For additional information regarding Mr. Jones, see page 12.

BENEFICIAL OWNERSHIP

  The following table sets forth information as to the only persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock:

                NAME AND ADDRESS OF              AMOUNT AND NATURE OF PERCENTAGE
                 BENEFICIAL OWNER                BENEFICIAL OWNERSHIP  OF CLASS
                -------------------              -------------------- ----------
   FMR Corp. ...................................     4,856,601(1)        8.19%
   82 Devonshire Street
   Boston, Massachusetts 02109
   Gabelli Funds, Inc...........................     3,693,133(2)        6.23%
   One Corporate Center
   Rye, New York 10580

- --------
  (1) FMR Corp., through its wholly-owned subsidiaries, Fidelity Management & Research Company and Fidelity Management Trust Company (acting as an investment advisor to several investment companies, including Fidelity Magellan Fund), has sole voting power with respect to 65,336 shares and sole dispositive power with respect to 4,856,601 shares as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 1994.

  (2) Gabelli Funds, Inc. ("GFI") has sole voting and dispositive power with respect to 412,500 shares; GAMCO Investors, Inc., a wholly-owned subsidiary of GFI, has sole voting power with respect to 2,868,433 shares and sole dispositive power over 3,096,133 shares; and Gabelli & Company, Inc., an indirectly owned subsidiary of GFI, has shared voting and dispositive power with respect to 184,500 shares as reported by the owner as of October 13, 1994.

  The following table sets forth as to each nominee for director and for each Named Executive Officer (see page 12) information pertaining to his beneficial ownership of Common Stock of the Company as of November 4, 1994. Beneficial ownership in the table is comprised of either sole voting and investment power, or voting and investment power that is shared with the spouse of the director or officer:

                                                  NUMBER OF SHARES OF
                                                     COMMON STOCK     PERCENTAGE
                         NAME                     BENEFICIALLY OWNED   OF CLASS
                         ----                     ------------------- ----------
     D. Allan Bromley............................        500 shares         *
     John F. Creamer, Jr.........................     10,000 shares         *
     Milton P. DeVane............................      1,000 shares         *
     John E. Echlin, Jr.(1)......................    732,892 shares      1.24%
     C. Scott Greer(2)...........................     77,983 shares         *
     John F. Gustafson...........................      6,000 shares         *
     Donald C. Jensen(3).........................      3,000 shares         *
     Trevor O. Jones.............................     12,500 shares         *
     Jon P. Leckerling(4)........................     23,748 shares         *
     Milton J. Makoski(5)........................     30,170 shares         *
     Frederick J. Mancheski(6)...................  1,113,317 shares      1.88%
     Phillip S. Myers(7).........................      8,900 shares         *
     Frank R. O'Keefe, Jr.(8)....................      1,000 shares         *
     Jerome G. Rivard............................      3,000 shares         *
     Richard A. Wisot(9).........................     42,164 shares         *

- --------
  *Less than 1 percent of class.

  (1) Includes 150,200 shares held in an irrevocable charitable foundation of which Mr. Echlin is a trustee with shared voting rights over such shares, 61,907 shares owned by Mrs. John E. Echlin, Jr. and 86,400 shares held in trust accounts for their daughters as to which Mr. Echlin has voting rights.

  (2) Includes 70,683 shares either exercisable currently or within 60 days of November 4, 1994 under the Echlin Inc. 1992 Stock Option Plan or credited to Mr. Greer's account in the Echlin Incentive and Savings Investment Plan as of August 31, 1994.

  (3) Shares held indirectly by the Donald C. Jensen Revocable Living Trust dated September 6, 1990.

  (4) Includes 20,148 shares either exercisable currently or within 60 days of November 4, 1994 under the Echlin Inc. 1992 Stock Option Plan or credited to Mr. Leckerling's account in the Echlin Incentive and Savings Investment Plan as of August 31, 1994.

  (5) Includes 30,170 shares either exercisable currently or within 60 days of November 4, 1994 under the Echlin Inc. 1992 Stock Option Plan or credited to Mr. Makoski's account in the Echlin Incentive and Savings Investment Plan as of August 31, 1994.

  (6) Includes 581,049 shares either exercisable currently or within 60 days of November 4, 1994 under the Echlin Inc. 1992 Stock Option Plan or credited to Mr. Mancheski's account in the Echlin Incentive and Savings Investment Plan as of August 31, 1994. Also includes 8,800 shares owned by Mr. Mancheski as custodian for his daughter, 8,300 shares owned by Mrs. Frederick J. Mancheski and 500 shares owned by Mrs. Mancheski as custodian for her daughter.

  (7) Includes 2,200 shares owned by Mrs. Phillip S. Myers. Dr. Myers disclaims beneficial ownership of these shares.

  (8) Shares held indirectly by the Frank R. O'Keefe, Jr. Revocable Living Trust dated May 30, 1990.

  (9) Includes 31,864 shares either exercisable currently or within 60 days of November 4, 1994 under the Echlin Inc. 1992 Stock Option Plan or credited to Mr. Wisot's account in the Echlin Incentive and Savings Investment Plan as of August 31, 1994.

  As of November 4, 1994, the directors and eleven executive officers of the Company (including the Named Executive Officers) as a group owned beneficially 2,189,379 shares of Common Stock or 3.69 percent thereof. Such shares include the shares reflected above as to which Dr. Myers disclaims beneficial ownership; 845,044 shares either exercisable currently or within 60 days of November 4, 1994 under the Echlin Inc. 1992 Stock Option Plan or, with respect to officers of the Company, held in their respective accounts in the Echlin Incentive and Savings Investment Plan as of August 31, 1994.

GENERAL

  Shares of Common Stock of the Company covered by proxies in the accompanying form of proxy will be voted for the election as directors of each of the twelve proposed nominees named above, unless the shareowner votes otherwise. The Board of Directors is unaware of any reasons why any of the nominees would be unable or unwilling to serve, if elected. In the event that, for any reason, one or more of such nominees is unable or unwilling to serve, the persons named in the proxies or their substitutes shall have authority to vote or refrain from voting in their discretion for other individuals as directors in lieu of such nominees.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than ten percent of Echlin's common stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. SEC regulations require that the

Company be furnished with a copy of these reports. Based on its review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that, with the following exception, applicable Section 16(a) reporting requirements have been met: John Echlin, Jr. filed a Form 5 for Fiscal Year 1994 reporting the distribution of 43,200 shares from a 1972 trust for the benefit of his daughter to direct ownership by his daughter upon her attainment of a specific age. Forms 4 and 5 should have been filed by Mr. Echlin after the distribution in May 1993 because of his status as an insider trustee. Due to administration oversight because he had reported these indirect holdings on his personal Form 4 filings, Mr. Echlin also filed late Form 3s for this and three other family trusts which held Company shares and on which he served as trustee.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF
                                   DIRECTORS

  The Compensation and Management Development Committee is composed entirely of independent, non-employee directors of the Company. Among other duties, the Committee is responsible for reviewing the design and administration of the Company's annual and long-term compensation plans and reviewing and making recommendations to the Board with respect to all compensation which is paid to the Company's executive officers.

  The Company's executive compensation program is designed to attract and retain the management talent required to excel in a demanding competitive environment, to enhance shareowner value and to reward the attainment of corporate and business unit objectives. For 1994, these objectives were achieved through a program that provided a mix of annual cash compensation-- base salary and annual incentive bonus; and long-term incentives that are directly tied to increases in shareowner value--stock options and performance unit plan payments based on earnings per share (EPS) growth of the Company. The Company also provides a competitive package of employee benefits.

  In 1993, the Internal Revenue Code of 1986, as amended (the "Code"), was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance based compensation that has been approved by shareowners and meets other requirements of the Code is not subject to the deduction limit. The Company intends to qualify certain compensation payments to executive officers for deductibility under the Code, including new Section 162(m) and, in that regard, is submitting the Echlin Inc. Performance Unit Plan (see page 17) for approval by the shareowners at this year's Annual Meeting to assure tax deductibility of awards under such plan. In addition, the Company may require its highest paid executives to defer compensation over the limit of $1,000,000 under the Company's 1976 Deferred Compensation Plan. However, the Board of Directors may from time to time pay compensation to its executive officers that may not be deductible when that is deemed in the best interest of shareowners.

Annual Cash Compensation

  The annual cash compensation of key executives consists of a base salary and the opportunity for a cash bonus. For each executive, a potential cash compensation level is established and periodically adjusted, at the market median total annual cash compensation of similar job positions and responsibilities reported in a survey of 342 manufacturing companies (the "Market Median"). Total cash compensation for a position is divided between base salary and annual cash bonus based on competitive practices. Consistent with practices within the Market Median group, target annual cash bonuses, as percentage of total cash compensation, are set at a range from 33 percent for the Company's chief executive officer to 5 percent for the least senior executive eligible for a cash bonus. The actual base salary and annual cash bonus of an executive depends upon individual factors described below:

    Salaries: Salaries in aggregate are targeted at the Market Median. Each executive's annual salary relates to this Market Median based on the executive's individual performance and contributions to business success, relevant experience and demonstrated capabilities in fulfilling the requirements of the position.

    Annual Incentives: Executives may earn a percentage of their targeted annual bonus based on their individual performance and the performance of the Company or their business unit. For the Named Executive Officers (see page 12) and all other corporate level participants, the performance factors considered in determining bonuses are the Company's net income and cash flow performance against objectives set at the beginning of each year. For other executives, the performance factors are operating business unit net income, cash flow and the percentage of customer orders filled on a timely basis. Subject to adjustment by the Committee, actual awards may range from zero to 144 percent of the target award based on individual performance and the degree to which performance factors were over- or under-achieved.

    Long-Term Incentives: The long-term incentive program is designed to link the common interests of the executive officers and the Company's shareowners in maximizing long-term shareowner value. The program consists of stock options and performance units that are based on EPS growth over a three-year cycle. The combined value of stock options and performance units granted to each executive is based on the Market Median of long-term incentives. Executives may receive from 0 to 152 percent of the competitive grant appropriate to their position, based on the prior year performance of the individual and of the Company or business unit as described above. Two-thirds of the value of an executive's long-term award is anticipated to be paid in performance units with the remainder in stock options. Performance units are valued based upon the targeted accumulated EPS over the three-year performance period utilizing a target compound rate of EPS growth over that period which is set at the start of each three-year period by the Committee. Performance unit awards are paid 70 percent in cash and 30 percent in Common Stock purchased at market after the close of the performance period. Payouts for performance units awarded prior to Fiscal Year 1995 are paid 100 percent in cash. Stock options are granted at 100 percent of the fair market value of the underlying stock on the date of grant and may not be exercised until one year later. The number of stock options granted is determined based upon the anticipated increase in share value resulting from achievement of target EPS growth times the Company's historical earnings per share multiple.

    Compensation of the Chief Executive Officer: The measurements governing the compensation paid to Frederick J. Mancheski, Chairman and Chief Executive Officer of the Company, are the same as those covering other executive officers and for Fiscal Year 1994 were recommended by the Committee and approved by the Board (other than Messrs. Mancheski and Greer). In addition, the Committee, with the assistance of outside compensation consultants retained by the Company, during the year compared total compensation of the CEO with the compensation levels at the peer group companies described on page 11 to assure that the salary level targets derived from the Market Median group are consistent with those in the peer group. The peer group alone is not used to establish compensation levels because of the statistical limitations of a sample containing only five companies. The Committee's actions are explained below as they relate to each component of Mr. Mancheski's 1994 compensation as reported in the charts and tables included in this proxy statement.

    Salary: Mr. Mancheski's base salary was increased at the beginning of Fiscal Year 1994 (September 1, 1993) by 8.2 percent to $595,000 in recognition of his contribution to the Company's performance in Fiscal Year 1993 and in order to properly align his salary at the median of chief executive officer salary levels within the group of 342 companies.

    Annual Incentive Payment: The Committee recommended and the Board authorized a payment to Mr. Mancheski of $495,000 under the Company's annual bonus program. Mr. Mancheski's 1994 bonus was made in recognition of the Company's 30 percent increase in net income in 1994, the second consecutive year where Echlin's total return in value to shareowners exceeded the performance of both the peer group and the Standard & Poor's 500 index, and a fourth consecutive year with strong cash flow. The Committee also set Mr. Mancheski's bonus level in consideration of his successful development and implementation of the long-term strategies which have enabled the Company to approach and exceed its long-term profitability target of 6% after tax. The Committee believes that the overall level of payment is consistent with the continued outstanding leadership Mr. Mancheski demonstrated in positioning the Company for continued growth and profitability and the resultant increase in shareowner value.

    Long-Term Incentive Award: Mr. Mancheski was granted an award comprised of Incentive and Non-Qualified Stock Options and Performance Units as shown in the accompanying tables. These amounts were set at 146 percent of targeted amounts based on the Company's excellent 1993 performance which established the base for the 1994--1997 cycle of long-term compensation. That performance was highlighted with a 39 percent growth in net income and a strong improvement in gross margins as total sales rose almost 10 percent. Mr. Mancheski received a payout for performance units under the 1991--1994 long-term compensation cycle of $587,578 representing a maximum 200 percent payout which was earned based on the Company's 41 percent three-year, compounded earnings per share growth during the cycle.

                                        Frank R. O'Keefe, Jr., Chairman
                                        Donald C. Jensen
                                        Trevor O. Jones

November 15, 1994

                        FIVE-YEAR PERFORMANCE COMPARISON

  The graph below provides a comparison of Echlin cumulative total shareowner return with the Standard & Poor's 500 Composite Stock Index and a Peer Group Composite Index for the five-year period commencing August 31, 1989 and ending August 31, 1994:


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               ECHLIN, INC. INDUSTRY PEER GROUP AND THE S&P 500

                             [GRAPH APPEARS HERE]

- -----------------------------------------------------------------------------------
                           Aug 1990    Aug 1991    Aug 1992    Aug 1993    Aug 1994
- -----------------------------------------------------------------------------------
Echlin            $100       $69         $84         $125       $198         $223
- -----------------------------------------------------------------------------------
Industry
Peer Group        $100       $74         $78          $95       $139         $140
- -----------------------------------------------------------------------------------
S&P 500
Index             $100       $95        $120         $130       $150         $158
- -----------------------------------------------------------------------------------

  Assumes $100 invested on September 1, 1989 in Echlin Inc., Standard & Poor's 500 Stock Index (the Company is a member of the Standard & Poor's 500 and its individual shareholder return went into calculating the Standard & Poor's 500 results set forth in this performance graph) and a Peer Group Composite Index comprised of Arvin Industries, Dana Corporation, Federal-Mogul Corp., Standard Motor Products Inc. and SPX Corp.

  Total return assumes reinvestment of dividends.

  In constructing the Peer Group Composite Index (Peer Index) for use in the performance graph above, the Committee's criteria for selection were publicly held companies (weighted in accordance with each such company's stock market capitalization as measured at the beginning of each fiscal year period and including reinvestment of dividends) that were both manufacturing companies and that compete with the Company in the automotive parts industry.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation and Management Development Committee during Fiscal Year 1994 were Frank R. O'Keefe, Jr. (Chairman), Donald C. Jensen and Trevor O. Jones. All Committee members are outside directors and no committee member is or has ever been an officer or employee of the Company or any of its subsidiaries. Mr. Jones is Chairman and Chief Executive Officer of International Development Corporation. International Development Corporation provides management analysis in regard to acquisition strategies and opportunities. In Fiscal Year 1994, the Company paid International Development Corporation or Mr. Jones directly a total of $27,400 for such services rendered. These payments did not exceed five percent of the gross revenues of International Development Corporation.

SUMMARY COMPENSATION TABLE

  The following table summarizes the annual and long-term compensation for services to the Company for Fiscal Years 1994, 1993 and 1992 paid to the chief executive officer and to each of the four other most highly compensated officers of the Company at August 31, 1994 (such five officers being referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                      ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                              ------------------------------------ -----------------------------
                                                                       AWARDS        PAYOUTS
                                                                   -------------- --------------
                                                         OTHER       SECURITIES     LONG-TERM
        NAME AND                                         ANNUAL      UNDERLYING   INCENTIVE PLAN      ALL OTHER
   PRINCIPAL POSITION    YEAR SALARY ($) BONUS ($)(A) COMPENSATION OPTIONS (#)(C) PAYOUTS ($)(D) COMPENSATION ($)(F)
   ------------------    ---- ---------- ------------ ------------ -------------- -------------- -------------------
Frederick J. Mancheski.. 1994  595,000     495,000                     54,000        587,578            2,402
 Chairman of the Board   1993  550,000     435,000                     48,100        545,650            1,169
 and Chief Executive     1992  497,500     375,000         (b)         24,325        105,060              873
 Officer
C. Scott Greer.......... 1994  253,500     210,000                     18,400        201,518            2,402
 President               1993  240,000     165,000                     17,850        283,675            1,215
                         1992  204,500     145,100         (b)          8,725         39,964              873
Richard A. Wisot........ 1994  159,000      70,000                      6,050         72,993            2,043
 Vice President and      1993  150,000      57,000                      5,425         77,700            1,051
 Controller              1992  143,500      48,700         (b)          3,150         14,420              873
Jon P. Leckerling....... 1994  156,000      65,000                      5,775         72,993            2,043
 Vice President,         1993  147,500      55,000                      5,425         67,725            1,082
 General Counsel and     1992  137,500      48,700         (b)          3,150             (e)             873
 Corporate Secretary
Milton J. Makoski....... 1994  149,000      65,000                      6,350         80,510            1,991
 Vice President          1993  140,000      62,000                      5,975         77,700              972
 Human Resources         1992  123,500      54,900         (b)          3,475         13,596              873

- --------
  (a) Annual bonuses received under the Company's Executive Bonus Plan are reported in the year earned, although paid in the subsequent year.

  (b) No amounts of "Other Annual Compensation" were paid to each Named Executive Officer, except for perquisites and other personal benefits, securities or properties which for each executive officer did not exceed the lesser of $50,000 or 10 percent of such individual's salary plus bonus.

  (c) Options may have stock appreciation rights attached in accordance with the provisions of the Change in Control Severance Policy described below.

  (d) Long-term incentive payouts received for 3-year performance periods under the Company's Performance Unit Plan are reported in the last year of the performance period during which they were earned, although paid in the subsequent year. Performance Unit payouts may be accelerated in accordance with the provisions of the Change in Control Severance Policy described below.

  (e) Not eligible.

  (f) The Company contribution under the Echlin Incentive and Savings Investment Plan (a qualified salary deferral plan under Section 401(k) of the Internal Revenue Code).

OPTION GRANTS IN FISCAL YEAR 1994

  Shown below is further information on grants of stock options pursuant to the Company's 1992 Stock Option Plan during the fiscal year ended August 31, 1994 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table on page 12:

                          OPTION/SAR GRANTS IN FY 1994
                          AND FY 1994 GRANT DATE VALUE


                         INDIVIDUAL GRANTS
- -------------------------------------------------------------------
                                       % OF                             GRANT DATE
                         NUMBER OF    TOTAL                               VALUE
                         SECURITIES  OPTIONS                        ------------------
                         UNDERLYING GRANTED TO                          GRANT DATE
                          OPTIONS   EMPLOYEES  EXERCISE             (OCTOBER 27, 1993)
                          GRANTED   IN FISCAL    PRICE   EXPIRATION      PRESENT
          NAME            (#) (A)      YEAR    ($/SH)(B)  DATE (C)     VALUE $ (D)
          ----           ---------- ---------- --------- ---------- ------------------
Frederick J. Mancheski..   54,000     12.45     $32.25    10/26/03       557,820
C. Scott Greer..........   18,400      4.24      32.25    10/26/03       190,072
Richard A. Wisot........    6,050      1.39      32.25    10/26/03        62,497
Jon P. Leckerling.......    5,775      1.33      32.25    10/26/03        59,656
Milton J. Makoski.......    6,350      1.46      32.25    10/26/03        65,596

- --------
  (a) No stock appreciation rights ("SAR") were granted in Fiscal Year 1994. Options may have SAR rights attached in accordance with the provisions of the Change in Control Severance Policy described below.

  (b) The exercise price is the fair market value of the Company's Common Stock on the date of the grant of the option.

  (c) Options may be exercised during a period that begins one year after the date of grant and ends ten years after the date of the grant of the option.

  (d) Valuation based on Black-Scholes option pricing model. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised so that there is no assurance the value realized by a Named Executive Officer will be at or near the value estimated by the Black-Scholes model. The value calculations for the options listed above are based on the following assumptions: interest rate of 5.44%; annual dividend yield of 2.65%; and volatility as measured by the standard deviation of .262.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1994 AND FISCAL YEAR-END OPTION
VALUES

  Shown below is information with respect to options exercised by the Named Executive Officers during Fiscal Year 1994 and the unexercised options to purchase the Company's Common Stock granted in Fiscal Year 1994 and prior years under the Echlin Inc. 1992 Stock Option Plan to the Named Executive Officers and held by them as of August 31, 1994:

                   AGGREGATED OPTION/SAR EXERCISES IN FY 1994
                     AND FY 1994 YEAR END OPTION/SAR VALUES

                                                                                           VALUE OF
                                                                                          UNEXERCISED
                                                                       NUMBER OF         IN-THE-MONEY
                                                                      UNEXERCISED         OPTIONS AT
                                                                      OPTIONS AT              FY-
                                                                      FY-END (#)          END ($) (B)
                         SHARES ACQUIRED                                                 EXERCISABLE/
      NAME               ON EXERCISE (#) VALUE REALIZED ($)(A) EXERCISABLE/UNEXERCISABLE UNEXERCISABLE
      ----               --------------- --------------------- ------------------------- -------------
Frederick J. Mancheski..      22,000           $477,114             524,640/54,000       $8,914,105/$0
C. Scott Greer..........       7,200            143,779              51,620/18,400          710,625/ 0
Richard A. Wisot........           0                  0              27,280/ 6,050          444,716/ 0
Jon P. Leckerling.......           0                  0              16,750/ 5,775          276,647/ 0
Milton J. Makoski.......           0                  0              23,445/ 6,350          371,804/ 0

- --------
  (a) The Value Realized is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

  (b) Represents the fair market value as of August 31, 1994 ($30.875 per share closing stock price) of the option shares less the exercise price of the options.

PERFORMANCE UNIT PLAN

  The Company sponsors a long-term incentive plan known as the Performance Unit Plan for certain key employees of the Company, including the Named Executive Officers, whose responsibilities and job performance can have an impact upon the growth and performance of the Company. At the beginning of each fiscal year, the Compensation and Management Development Committee of the Board, no member of which is a participant under the plan, may award performance units for a forward three-year cycle period to eligible employees.

  The target value for each participant is based on a percentage of benchmark total compensation of executives with similar positions and responsibilities at the 342 manufacturing companies which include approximately sixty percent of all Fortune 500 companies. The targeted percentage of total compensation attributable to performance units for the Named Executive Officers varied for Fiscal Year 1994 from 56 percent for Mr. Mancheski to 32 percent for Messrs. Wisot, Makoski and Leckerling. The actual number of performance units awarded depends on the then current performance rating for the individual and his or her business unit and a target compounded, annual growth rate in earnings per share over the three-year cycle as established by the Compensation and Management Development Committee of the Board of Directors. The value of each unit will equal the actual earnings per share of the Company's Common Stock over the three year performance period multiplied by a factor based upon the compounded annual growth rate in earnings per share over such three year period. The value of each unit is zero if the actual compounded earnings per share growth rate over the three-year period is less than one-half the targeted growth rate and is increased by a factor of two if the targeted growth rate is exceeded by 50 percent. The value of a performance unit cannot be determined and does not vest in the participant until the end of the three-year period following the fiscal year in which the performance unit was granted when the actual earnings per share and compound growth rate can be computed.

  The Company has submitted the Echlin Inc. Performance Unit Plan for approval of shareowners at this year's Annual Meeting. (see page 17)

  The following table shows estimated future threshold, target and maximum payouts for performance unit awards made during Fiscal Year 1994.

                 LONG-TERM INCENTIVE PLANS--FISCAL 1994 AWARDS

                                                     ESTIMATED FUTURE PAYOUTS
                                                      UNDER NON-STOCK PRICE-
                                                           BASED PLANS
                                                  ------------------------------
                                     PERFORMANCE
                                    PERIOD UNTIL
                          NUMBER OF MATURATION OR THRESHOLD  TARGET    MAXIMUM
          NAME            UNITS (#)  PAYOUT (A)    ($) (B)   ($) (C)   ($) (D)
          ----            --------- ------------- --------- --------- ----------
Frederick J. Mancheski..   142,525     8/31/96     $219,489  $969,170 $2,154,978
C. Scott Greer..........    42,350     8/31/96       65,219   287,980    640,332
Richard A. Wisot........    13,725     8/31/96       21,137    93,330    207,522
Jon P. Leckerling.......    13,100     8/31/96       20,174    89,080    198,072
Milton J. Makoski.......    14,425     8/31/96       22,215    98,090    218,106
All Executive Officers
 as a group(11)
 including those above..   262,550     8/31/96      404,327 1,785,340  3,969,756
All employees who are
 not Executive Officers,
 as a group.............   754,250     8/31/96    1,161,545 5,128,900 11,404,260

- --------
  (a) Performance Unit payouts may be accelerated as a result of a change in control and the value of such units would then be determined in accordance with the provisions of the Performance Unit Plan and the Change In Control Severance Policy described below.

  (b) The threshold amount will be earned if 50 percent of the target compounded growth rate of earnings per share over the three-year cycle is achieved.

  (c) The target amount will be earned if 100 percent of the target compounded growth rate of earnings per share over the three-year cycle is achieved.

  (d) The maximum award will be earned if 150 percent of the target compounded growth rate of earnings per share over the three-year cycle is achieved.

PENSION PLANS

  The Company maintains a noncontributory Pension Plan for Echlin Inc. Employees which includes, among the participants, the Named Executive Officers of the Company. A director who is not also an employee is ineligible to participate. The Plan provides that a participant who retires with 30 years of service will receive a pension of 26 percent of final average earnings up to the Average Social Security Covered Compensation plus 44 percent of final average earnings in excess of such Average Social Security Compensation. Final average earnings is based upon cash compensation (comprised of base salary and annual bonus) computed as of the highest five consecutive calendar years of the participant's final ten calendar years of service preceding his or her termination date. Normal retirement occurs at the later of age 65 or completion of five years of service. Participants vest in pension benefits after five years of service or, if the Board of Directors declares a qualifying change in control event (as defined below under the Change In Control Severance Policy), on the date of a change in control of Echlin Inc. In addition, employees receiving lump sum payments under the Change In Control Severance Policy receive credit for years of service equivalent to the period of time associated with their lump sum payment. The Company has also put into effect a Supplemental Executive Retirement Plan (SERP). The Code limits both the annual pension which may be paid by an employer from plans which are qualified under the Code for federal income tax purposes and the maximum amount of earnings utilized to compute benefits under such plans. The SERP was established by the Board of Directors to provide officers who also serve as directors and other designated employees with the benefits they would have received under the Pension Plan for Echlin Inc. Employees but for the limitations imposed by the Code. All Named Executive Officers participate under the SERP.

  The following illustrative table provides the total annual pension benefits under various years of credited service assuming retirement in 1994 at age 65.

  Illustrative total annual benefits from both the Echlin Inc. Pension Plan and the SERP:

                                                    YEARS OF SERVICE AT AGE 65
                                                  -------------------------------
FINAL AVERAGE
  EARNINGS                                          15      20      25      30
- -------------                                     ------- ------- ------- -------
  $  100,000.....................................  19,812  26,416  33,020  39,624
     200,000.....................................  41,812  55,749  69,687  83,624
     400,000.....................................  85,812 114,416 143,020 171,624
     600,000..................................... 129,812 173,083 216,353 259,624
     800,000 .................................... 173,812 231,749 289,687 347,624
   1,000,000..................................... 217,812 290,416 363,020 435,624
   1,200,000..................................... 261,812 349,083 436,353 523,624

  The current covered five-year compensation average and the current years of credited service for the Named Executive Officers are as follows: Frederick J. Mancheski, $737,540 and 31 years; C. Scott Greer, $267,227 and 14 years; Richard A. Wisot, $164,320 and 19 years; Jon P. Leckerling, $174,902 and 4 years; Milton J. Makoski, $156,293 and 8 years.

CERTAIN TRANSACTIONS

Change in Control Severance Policy

  The Company has established a Change In Control Severance Policy covering some 350 designated employees of Echlin Inc. and its domestic U.S. subsidiaries, including the Named

Executive Officers. A "change in control" event of Echlin Inc. is defined as:
(i) more than 30 percent of Echlin's outstanding Common Stock being beneficially held or acquired by any person or entity; (ii) more than 20 percent of Echlin's outstanding Common Stock being purchased pursuant to a tender or exchange offer; (iii) Echlin Inc. merging or consolidating with or selling substantially all of its assets to another entity and Echlin Inc. not being the surviving corporation; or (iv) during any two year period, a majority of individuals who are Directors of Echlin Inc. at the beginning of the period ceasing to be Directors by the end of the period, unless the nomination of each new Director is approved by a two-thirds majority of those who are Directors at the beginning of the period. The Board of Directors must declare whether such an event qualifies as a change in control event under the Echlin Inc. Change In Control Severance Policy.

  Employees covered by the policy receive special severance benefits if, within two years after a qualified change in control, the employee terminates for "good reason" because (i) there has been an adverse change in the employee's duties, responsibilities, title, position, compensation, benefits or general status; (ii) the employee is required to relocate to a place of business more than 50 miles from the location where the employee works at the time of the change in control; (iii) the employee is terminated for reasons other than for cause; or (iv) for Echlin Inc. corporate officers, including the Named Executive Officers, the employee elects to terminate his or her employment during the 30-day period commencing one year after the change in control.

  Severance benefits are payable within 30 days of termination and consist of a lump sum payment equivalent to the sum of the higher of the employee's annual base salary and most recent executive bonus, if applicable, either as of the date of the change in control or the date of the termination for a period varying from 7.5 months to 36 months depending upon the employee's employment level. The Named Executive Officers all qualify for the payment equivalent to 36 months. Employees covered by the policy continue to receive other benefits such as medical insurance for a period equivalent to the period associated with their severance payment. The Policy also provides that all outstanding performance units under the Company's long-term incentive plan immediately vest on the date of the change in control. Performance units are valued at 100 percent of their original targeted value multiplied by a fraction representing the number of months lapsed in the three-year vesting cycle. Further, if the Board of Directors declares a qualifying change in control event, all options granted after December 19, 1985 will be deemed to have stock appreciation rights attached. In some cases, such severance payments are increased to compensate for any excise taxes resulting from the payment and any other benefits extended based upon the change in control.

  If a covered employee's employment ends after a change in control because of death, disability or for cause, or if the employee voluntarily terminates employment, other than as provided in the severance policy, the employee will get no special severance benefits.

          2. PROPOSAL TO APPROVE THE ECHLIN INC. PERFORMANCE UNIT PLAN

  In 1993, the Code was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives. However, certain performance based compensation that has been approved by shareowners is not subject to the deduction limit. In order to maximize the deductibility under Section 162(m) of amounts paid to executives as performance units under a plan that was originally adopted by the Company in 1976, the Company is requesting shareowners to approve the Echlin Inc. Performance Unit Plan (the "PUPlan") at the Annual Meeting. All compensation paid under the plan is derived from the objective measurement of growth in the Company's earnings per share thereby making it highly variable with the earnings of the Company. Benefits and amounts to be received under the PUPlan are not determinable. For awards made for fiscal year 1994 see the table on page 15 for benefits and amounts estimated and allocated for the Named Executive Officers, all current executive officers and all employees, who are not executive officers, as a group.

  The following constitutes a brief description of the material features of the PUPlan and is qualified in its entirety by reference to the copy of the PUPlan which is attached to this Proxy Statement as Appendix A.

    Purpose. The PUPlan was originally adopted in 1976 as part of the long-term compensation program for key employees to provide incentive to improve the earnings and performance of the Company. Compensation from the PUPlan varies directly with the three-year compounded growth in earnings per share. Maturing performance units are also intended to provide a source of funds with which to exercise stock options granted under the long-term incentive compensation program. Overall, long-term incentive compensation is designed to provide a percentage of salary equal to such compensation paid to individuals holding similar job positions and responsibilities at the 342 manufacturing companies participating in the compensation survey utilized by the Company to set long-term compensation allocated by value one-third to stock options and two-thirds to performance units payable in cash and Common Stock.

    Participants. Individuals eligible for participation in the PUPlan are key employees of the Company and its subsidiaries who have an effect upon the growth and performance of the Company. Participation in the plan is by selection by the Compensation and Management Development Committee of the Board (the "Committee"). Currently, some 350 key employees, including all the Named Executive Officers, participate under the plan.

    Maximum Payout Criteria. Performance units are paid out 70 percent in cash and 30 percent in Common Stock purchased at market after the end of each three-year performance period. Payouts for performance units awarded prior to Fiscal Year 1995 are paid 100 percent in cash. The payment to each participant is directly related to the cumulative earnings per share for the three-year period multiplied by up to 2 if compounded earnings per share growth rate was 50 percent higher than the preselected targeted rate or reduced to zero if such growth rate was less than 50 percent of such target. Thus, the actual value of performance units since 1990 have varied from zero to $9.70 (two times the $4.85 cumulative earnings per share in the cycle covering fiscal years 1992, 1993 and 1994.) For recent years, the earnings per share growth rate target set by the Committee has varied from 10 percent to 15 percent. Assuming that the growth rate target is met and if earnings per share increase over the three-year cycle, the value of each performance unit will increase; provided, however, that no single year performance unit award to any one executive may be paid in excess of $5,000,000. The PUPlan also limits the aggregate number of shares of Common Stock which may be purchased and paid to participants under the plan at 1,000,000 shares and provides that no individual participant may receive more than 50,000 shares in any calendar year. Performance unit payment generally requires the participant to be employed by the Company throughout the entire three-year performance cycle; provided, however, if the Board of Directors declares a qualifying change in control event (as defined above in the Change In Control Severance Policy), all outstanding performance units would immediately vest on the date of the change in control. Performance units would then be valued as if the Company had achieved 100 percent of the targeted earnings per share growth through the full three-year cycle multiplied by a fraction representing the number of months lapsed in the cycle divided by 36 months.

    Tax Consequences. The award of Performance Units will create no income tax consequences for the participant or the Company. Upon receipt of cash or shares of Common Stock at the end of the applicable three-year performance cycle, the participant will generally recognize ordinary income equal to the amount of any cash and the fair market value of any shares received. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

    Required Vote. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the Echlin Inc. Performance Unit Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the PUPlan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE ECHLIN INC. PERFORMANCE UNIT PLAN.

             3. SELECTION OF INDEPENDENT ACCOUNTANTS OF THE COMPANY

  The Board of Directors of the Company has designated Price Waterhouse LLP, as independent accountants of the Company for the fiscal year ending August 31, 1995, subject to shareowner approval. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  For the fiscal year ended August 31, 1994, Price Waterhouse LLP examined the Company's annual consolidated statements, reviewed quarterly reports and filings with the SEC and rendered various other services in connection with the audit.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                                4. OTHER MATTERS

  The Board of Directors knows of no other business which may come before the meeting or any adjournment thereof. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that the person or persons voting the proxies will vote them in accordance with their best judgment.

                DEADLINE FOR SUBMISSION OF SHAREOWNER PROPOSALS

  Proposals of shareowners intended to be presented at the next Annual Meeting must be received by the Secretary, Echlin Inc., 100 Double Beach Road, Branford, Connecticut 06405 no later than July 16, 1995.

                                 ANNUAL REPORT

  The Company's Annual Report for the fiscal year ended August 31, 1994 is mailed to shareowners of record herewith. The Annual Report is not part of this Proxy Statement.

  UPON WRITTEN REQUEST OF ANY PERSON SOLICITED HEREUNDER, THE COMPANY UNDERTAKES TO PROVIDE TO SUCH PERSON, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1994. THE FORM 10-K MAY BE OBTAINED BY WRITING TO THE SECRETARY, ECHLIN INC., 100 DOUBLE BEACH ROAD, BRANFORD, CONNECTICUT 06405.

                                     The Board of Directors

                                     By: Jon P. Leckerling
                                         Vice President and Corporate
                                         Secretary

Date: November 15, 1994

                                                                      APPENDIX A
                                THE ECHLIN INC.
                             PERFORMANCE UNIT PLAN

  The following is the Performance Unit Plan of Echlin Inc. ("the Company"), as originally adopted by the Board of Directors of the Company at a regular meeting of the Board of Directors held on October 20, 1976 and as subsequently amended through November 1, 1994:

    1. Name. The name of the Plan is The Echlin Inc. Performance Unit Plan (hereinafter called the "Plan").

    2. Purpose. The purpose of the Plan is to provide incentive to certain key employees of the Company and of its subsidiary corporations to improve the earnings and performance of the Company. In addition, if earning targets are met, it is also intended to provide a source of funds for participants to use to exercise stock options granted under the Company's Stock Option Plan.

    3. Eligibility. Employees eligible to participate in the Plan shall be those key employees of the Company or any subsidiary corporation whose efforts may have an effect upon the growth and performance of the Company and who shall be selected to participate in the Plan by the Compensation and Management Development Committee or any successor thereto (hereinafter called the "Committee") of the Board of Directors of the Company.

    4. Administration. The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan. The Committee shall consist of two or more directors of the Board of Directors. It is intended that the directors designated to serve on the Committee shall be "disinterested persons" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act")) and "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The Committee shall have power to construe and interpret the Plan and to establish and amend rules, regulations and forms for its administration and to certify all payments made under the Plan. The determination of the Committee on all matters relating to the Plan shall be conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder. Notwithstanding anything to the contrary herein, the Board of Directors, other than Directors who are participants under the Plan or who are otherwise not "disinterested persons" or "outside directors", may, in its sole discretion, at any time from time to time, administer the Plan, in which case, the term Committee as used herein shall be deemed to mean the Board of Directors.

    5. Award of Performance Units. Annually, within 90 days after the close of the Company's fiscal year, the Committee may award to eligible employees Performance Units in such amounts so as to have a target value at the conclusion of a three-year cycle equal to a pre-determined percentage of salary grade midpoint compensation. Such percentage is adjusted to reflect individual and business unit performance ratings for the just completed fiscal year.

    6. Value of Performance Units. In connection with each award, the Committee shall establish a targeted three year compound growth rate in earnings per share for such three year cycle of the Plan. The value of a Performance Unit shall be equal to (i) the actual earnings per share of the Common Stock of the Company for the three full fiscal years beginning with the fiscal year in which an award of a Performance Unit is made to an employee, multiplied by (ii) a performance factor based on the annual growth rate in earnings per share by comparing, upon a compounded basis, the earnings per share for the final year of the period with the earnings per share of the Company during the fiscal year immediately preceding the award of a Performance Unit, interpolated with reference to the following table:

     THREE-YEAR COMPOUND                                             PERFORMANCE
     GROWTH RATE ACHIEVED                                              FACTOR
     --------------------                                            -----------
     Equal to or greater than 150% of the Targeted Growth Rate......    200%
     Equal to the Targeted Growth Rate..............................    100%
     Equal to 50% of the Targeted Growth Rate.......................     25%
     Less than 50% of the Targeted Growth Rate......................      0%

  Earnings per share for any fiscal year will be determined by reference to the published financial reports of the Company by dividing reported consolidated net income for the year by the reported average number of common shares outstanding, during such year.

    7. Vesting of Performance Units.

      (a) General. The value of Performance Units will vest fully in the employee to whom awarded at the close of business on the last day of the fiscal year with reference to which the value of a Performance Unit is finally determined.

      (b) Vesting Upon Change in Control. If there is an event constituting a Change In Control (as hereinafter defined) of the Company and the Board of Directors declares, in its sole discretion, that such event qualifies or will qualify as a Change in Control under this Plan, the value of all outstanding Performance Units shall immediately vest in the employee to whom awarded as of the date on which such change in control occurs. The value shall be equal to (a) one hundred percent (100%) of the targeted value of each unit at the time of issuance as recorded in the office of the Vice President--Human Resources multiplied by (b) a fraction, the numerator of which is the number of full and partial months since the beginning of the fiscal year in which the Performance Unit was awarded until the later of the date on which the change in control occurs or the date on which the Board of Directors decides that the change in control provisions of this plan shall apply, and the denominator of which is thirty-six (36).

      (c) Definition of Change in Control. An event constituting a "Change In Control" shall occur when (and only when) the Company obtains actual knowledge that: (a) any person within the meaning of Sections 13(d) and 14(d) of the 1934 Act, other than the Company or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; or (b) the expiration of a tender offer or exchange offer, other than an offer by the Company, to which twenty percent (20%) or more of the combined voting power of the Company's then outstanding shares of common stock have been purchased; or (c) the stockholders of the Company have approved an agreement to merge or consolidate with or into another corporation and the Company is not the surviving corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation); or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company would cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who were directors at the beginning of the period. A change in control shall also occur with respect to a participant under the Plan who is an employee of an employer that is a wholly owned subsidiary of the Company, but only if one of the events described in
    (a), (b) or (c) of the preceding sentence occurs with respect to that employer.

    8. Payments on Account of Performance Units and Maximum
  Payments. Payments on account of Performance Units which have fully vested shall be made to the employees in whom such Units have vested, seventy percent (70%) in cash within 90 days of the date upon which such units become vested and thirty percent (30%) in Common Stock of the Company purchased at market after the end of the three-year performance cycle in conformity with applicable federal and state securities laws and allocated to participants in accordance with the rules and regulations established by the Committee. Payments on account of Performance Units awarded prior to Fiscal Year 1995 and on account of Performance Units vesting upon a Change In Control shall be one hundred percent (100%) in cash. Subject to adjustments made consistent with paragraph 9(i) hereof, (i) the aggregate number of shares of Common Stock to be purchased and delivered under the Plan shall not exceed 1,000,000 shares; (ii) no participant may receive more than 50,000 shares in payment on account of Performance Units which have become fully vested in any calendar year; and (iii) the maximum payment on account of Performance Units for each three-year cycle to any one participant shall be $5,000,000 including the value of shares received. Performance Units payable in shares but in excess of the limitation provided in subparagraph (ii) above, shall be payable in cash.

    9. Adjustments. The Committee may make adjustments from time to time in the number of Performance Units credited to any employee's account or in the earnings per share, in such reasonable manner as the Committee may determine to reflect (i) any increase or decrease in the number of issued shares of common stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of stock dividends or other increases or decreases in such shares effected without receipt of consideration by the Company; or (ii) material changes in the Company's accounting practices or principles; or (iii) material acquisitions or dispositions, the effect of which would be to distort earnings per share of the Performance Factor described above; provided, however, that no such adjustment shall be made to the extent that the Committee determines that adjustment would cause payment under the award to fail to be fully deductible by the Company under Section 162(m) of the Code.

    10. Disability, Death, Retirement or Termination. If, before the vesting of Performance Units, an employee holding such Units ceases to be employed by the Company or any of its subsidiaries for any reason other than death, disability or retirement, unvested Performance Units will be forfeited.

    In the event of an employee's death, disability or retirement before the vesting of any Performance Units which he or she may hold, the Committee may provide in its sole discretion for the vesting and payment of any such unvested Performance Units upon an equitable basis reflecting the performance of the Company during the period beginning on the date when such employee was awarded Performance Units and ending upon the date of disability, death or retirement.

    No Performance Unit shall be regarded as in any way vested unless the employee is in the employ of the Company or any of its subsidiaries at the conclusion of the period in which the value of any Performance Unit is finally determined, and the decision of the Committee with respect to any such determination shall be final.

    11. Amendment or Termination of Plan. The Board of Directors, other than Directors who are participants under the Plan or who are otherwise not "disinterested persons" or "outside directors", may amend, suspend or terminate this Plan at any time or from time to time, provided, however, that no amendment, suspension or termination may affect the terms of any then outstanding Performance Units except with the written consent of the holder thereof and that no amendment may be made which shall (i) increase the aggregate number of shares purchased for distribution under the Plan (except for adjustments pursuant to paragraph 9(i) above), (ii) materially modify the requirements for eligibility to participate in the Plan, or
  (iii) materially increase the benefits accruing to participants under the Plan, without the approval of the Company's shareholders.

    12. Continuance of Employment. The Plan shall not impose any obligation on the Company or its subsidiary corporations to continue the employment of any person.

                                  ECHLIN INC.

           PROXY - ANNUAL MEETING OF SHAREOWNERS - DECEMBER 15, 1994
P
          This Proxy is Solicited on Behalf of the Board of Directors
R
         The undersigned hereby appoints Frederick J. Mancheski, Milton P.
O DeVane and Jon P. Leckerling, and any one of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to
X represent and to vote, as designated on the reverse side, all the shares of common stock of ECHLIN INC. held of record by the undersigned on November 4,
Y 1994, at the annual meeting of shareowners to be held at the office of the Company at 100 Double Beach Road, Branford, CT 06405 on Thursday, December 15, 1994 at 2:00 P.M., E.S.T. and at any and all adjournments thereof.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareowners and the Proxy Statement, each dated November 15, 1994.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.
                                                            -------------
            CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
                                                                SIDE
                                                            -------------

   +++++++                                                        +
   +     + Please mark                                            +
   +  X  + votes as in                                            +
   +     + this example.                                          +
   +++++++                                                        +++++++

   1. ELECTION OF DIRECTORS

   Nominees: D.A. Bromley, J.F. Creamer, Jr., M.P. DeVane, J.E. Echlin, Jr., C.S. Greer, J.F. Gustafson, D.C. Jensen, T.O. Jones, F.J. Mancheski,
   P.S. Myers, F.R. O'Keefe, Jr., J.G. Rivard

               +++++++  FOR all +++++++  WITHHOLD AUTHORITY
               +     + nominees +     +     to vote as to
               +     +   listed +     +      all nominees
               +     +   above  +     +      listed above
               +++++++          +++++++

+++++++
+     +
+     +
+     +
+++++++__________________________________
   For all nominees except as noted above

                                     FOR    AGAINST  ABSTAIN
   2. APPROVE the Echlin Inc.      +++++++  +++++++  +++++++
      Performance Unit Plan.       +     +  +     +  +     +
                                   +     +  +     +  +     +
                                   +     +  +     +  +     +
                                   +++++++  +++++++  +++++++

   3. APPROVE the appointment of   +++++++  +++++++  +++++++
      independent accountants for  +     +  +     +  +     +
      the Company.                 +     +  +     +  +     +
                                   +     +  +     +  +     +
                                   +++++++  +++++++  +++++++

   4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

               MARK HERE  +++++++
              FOR ADDRESS +     +
               CHANGE AND +     +
             NOTE AT LEFT +     +
                          +++++++

Please date and sign exactly as name appears on this Proxy.
Joint owners should both sign. Executors, administrators, trustees, etc. should so indicate when signing. Corporations should show full corporate name and title of signing officer.

Signature: ________________________________Date ______________

Signature: ________________________________Date ______________